Exhibit 3.8

BY-LAWS

of

NEWPORT NEWS REACTOR SERVICES, INC.

As amended through Oct. 7, 1994

NEWPORT NEWS REACTOR SERVICES, INC.

i

ii

BY-LAWS

of

NEWPORT NEWS REACTOR SERVICES, INC.

ARTICLE I

Meetings of Stockholders

Section 1. Annual Meeting: The annual meeting of the stockholders of the Corporation shall be held on the third Thursday of April in each year. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday, or at such other time as may from time to time be fixed by the Board of Directors.

Section 2. Other Meetings: All meetings of the stockholders shall be held at the times or places fixed by the Board of Directors. The time and place shall be stated in the notice or waiver of notice of each meeting. Meetings of the stockholders shall be held whenever called by the Chairman of the Board, if there shall be one in office, the President or the Secretary, by a majority of the Directors, or by stockholders holding at least one-tenth of the number of shares of Common Stock entitled to vote then outstanding.

Section 3. Notice of Meetings: In all cases, except as hereinafter in this Section 3 otherwise provided, or unless other notice be provided in Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the Articles of Incorporation), or by the stockholders in meeting, or by some provision of law, not less than ten days’ notice in writing of the time and place of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of the Corporation in person, either by the delivery thereof to such stockholder personally or by the mailing thereof to such stockholder in a postage prepaid envelope directed to him at his post office address of record with the Corporation; and if any stockholder shall fail or decline to furnish to the Secretary, from time to time, over his signature, the address at which notice to him of every kind may be mailed, then it shall not be necessary to mail to him any notice of any meeting of stockholders. At any such meeting action may be taken upon any subject which is not by law required to be stated in the notice of the meeting, and, in addition thereto, upon any special subject which might be acted upon at a special meeting called for the purpose, when, in the last-mentioned case, in the notice of any such annual or special meeting, the purpose to consider and act upon such special subject is stated. Such notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall in writing or by telegraph, cable or wireless waive notice thereof. Notice of any adjourned meeting need not be given, except when expressly required by law.

Section 4. Quorum and Voting: The holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum at any meeting of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote standing in his name on the books of the Corporation.

Section 5. Closing Transfer Books and Record Date: The transfer books for shares of Common Stock of the Corporation may be closed by order of the Board of Directors for not exceeding fifty days next preceding any stockholders’ meeting for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty days preceding the date on which the particular action requiring such determination of the stockholders is to be taken.

Section 6. Conduct of Meetings: If there shall be a Chairman of the Board in office, he shall preside over all meetings of the stockholders. If the Board of Directors shall not have elected a Chairman of the Board, the President shall preside over all meetings of the stockholders. If neither the Chairman of the Board nor the President is present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings if he is present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies, and the results of ballots.

Section 7. Unanimous Consent of Stockholders: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the notice of meeting, the meeting and vote of stockholders may be dispensed with, if the holders of all of the outstanding stock shall consent in writing to such corporate action being taken.

ARTICLE II

Board of Directors

Section 1. Number, Election and Term: The Board of Directors shall be elected at the annual meeting of the stockholders or at any special meeting held in lieu thereof. The number of the Directors shall be four. This number may be increased, or decreased to not less than three, at any time by amendment of these By-laws. Directors need not be stockholders. Directors shall hold office until removed or until the next annual meeting of the stockholders or until their successors are elected. A majority of the number of Directors fixed by the By-laws shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

Section 2. Removal and Vacancies: The stockholders at any meeting, by a vote of the holders of a majority of all the shares of Common Stock at the time outstanding and having voting power, may remove any Director and fill the vacancy. Any vacancy arising among the Directors may be filled by the remaining Directors unless sooner filled by the stockholders in meeting.

Section 3. Meetings and Notices: Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the Chairman of the Board, if there shall be one in office, the President or the Secretary, or upon the call of a majority of the members of the Board. Notice of any meeting not held at a time fixed by a resolution of the Board shall be given to each Director at least 24 hours before the meeting at his residence or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least 24 hours before the meeting. Any such notice shall contain the time and place of the meeting, but need not contain the purpose of any meeting. Meetings may be held without notice if all the Directors are present or those not present waive notice before or after the meeting.

Section 4. Unanimous Consent of Directors: Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the Board or committee.

Section 5. Indemnification of Directors, Officers and Others: Each person who is or was a director or officer of the Corporation, or who serves or may have served at the request of the Corporation as a director or officer of another corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the Virginia Corporation Law, as it may from time to time be amended, against any liability, cost or expense incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the Corporation, or who serves or may have served at the request of the Corporation as an employee or agent of another corporation (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors and officers of the Corporation. The Corporation may, but shall not be obligated to, (a) maintain insurance at its expense, to protect itself, and any such person against any such liability, cost or expense, (b) pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification provided by this by-law provision shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE III

Committees

Section 1. Executive Committee: The Board of Directors may designate, by resolution adopted by a majority of all the Directors, two or more of the Directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session, may exercise all the powers of the Directors except to approve an amendment of the articles of incorporation or a plan of merger or consolidation, and may authorize the seal of the Corporation to be affixed as required. The Executive Committee may make rules for the holding and conduct of its meetings, the notice thereof required, and the keeping of its records.

Section 2. Other Committees: The Board may from time to time by resolution create such other committee or committees of directors, officers, employees or other persons designated by it for the purpose of advising with the Board, the Executive Committee and the officers and employees of the Company in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

Section 1. Election, Removal and Duties: The Board of Directors, promptly after its election in each year, shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board who shall be an officer of the Company. It may also elect or appoint one or more Vice Presidents, a Controller, or such other officers as it may deem proper. The President and the Chairman of the Board, if one shall have been elected, must be Directors of the Corporation. Any officer may hold more than one office except that the same person shall not be President and Secretary. All officers shall serve for a term of one year and until their respective successors are elected, but any officer may be removed summarily with or without cause at any time by the vote of a majority of all of the Directors. Vacancies among the officers shall be filled by the Directors. The officers of the Corporation shall have such duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors. The President shall be the chief executive officer of the Corporation.

Section 2. Salaries: The salaries, if any, of the officers of the Corporation shall be fixed from time to time by the President of the Corporation, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board.

ARTICLE V

Certificates of Stock

Section 1. Form: Each stockholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors and which are signed by the President and Secretary and with the corporate seal impressed thereon.

Section 2. Transfers: All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

Section 3. Replacements: In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

Section 4. Transfer Agent and Registrar: The Board of Directors may also appoint one or more Transfer Agents and Registrars for its stock and may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of Common Stock of the Corporation are signed both by a Transfer Agent and Registrar, the signatures thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

ARTICLE VI

Contracts, Checks, Drafts, Deposits, etc.

Section 1. Execution of Contracts: Except as otherwise provided by law or by these By-laws, the Board, the Executive Committee or the President may authorize any officer or officers, agent or agents, of the Corporation, in the name of and on behalf of the Corporation, to enter into any contract or execute and deliver any contract or other instrument, and such authority may be general or confined to specific instances and otherwise subject to such conditions as the President may deem appropriate; and, unless so authorized by the Board, the Executive Committee or the President, or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount; provided, however, that no authorization by the President shall exceed the sum of $1,000,000 in any one instance.

Section 2. Checks, Drafts, etc: All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or the Executive Committee.

Section 3. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board or the Executive Committee may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board or the Executive Committee; and, for the purpose of such deposit, the President, any Vice President, the Controller, the Treasurer, the Secretary or any other officer or agent or employee of the Corporation to whom such power may be delegated by the Board or the Executive Committee may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

Section 4. Voting of Stock Held: Unless otherwise provided by a vote of the Board of Directors, the President may either appoint attorneys to vote any stock of any other corporation owned by this corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.

ARTICLE VII

Seal

The seal of the corporation shall be a flat-faced circular die (of which there may be any number of counterparts) with the words “SEAL” and “VIRGINIA” and the name of the Corporation engraved thereon.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall commence on the first day of January in each year.

ARTICLE IX

Amendments

Except as herein expressly otherwise provided, these By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made at any annual or special meeting: (1) by vote of the holders of a majority of the stock represented at the meeting; (2) at any regular or special meeting of the Board, by vote of a majority of the whole Board; (3) by a written consent signed by the holders of all of the outstanding shares of stock of the Corporation; or (4) by a written consent signed by all members of the Board of Directors. By-laws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the stockholders.